UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

INNOVAGE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40159	81-0710819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO		80230
(Address of principal executive offices)		(Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2021, Total Community Options, Inc. (the “Borrower”), a subsidiary of InnovAge Holding Corp. (the “Company”), entered into a credit agreement (the “Credit Agreement”) by and among the Borrower, TCO Intermediate Holdings, Inc. (“Holdings”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and revolver agent. The Credit Agreement is guaranteed by Holdings' and the Borrower's existing and future direct and indirect wholly-owned domestic subsidiaries, other than certain excluded subsidiaries (the “Guarantors,” and, together with the Borrower, the “Loan Parties”) and is supported by, subject to permitted liens and other exceptions, first-priority perfected security interests in substantially all of the Loan Parties’ assets.

The Credit Agreement provides for a $75.0 million 5-year term loan (the “Term Loan”) and a $100.0 million 5-year revolving credit facility (the “Revolver”). Borrowings pursuant to the Credit Agreement were used at the time of funding, in part, to repay and terminate the Existing Facility (as defined below), and thereafter may be used for working capital and other general corporate purposes.

Borrowings under the Credit Agreement are scheduled to mature on March 8, 2026. The Credit Agreement contains certain customary events of default, which include, among others, payment defaults, cross-defaults to certain material indebtedness, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy, material judgments, material defects with respect to lenders’ perfection on the collateral, invalidity of subordination provisions of the subordinated debt and changes of control.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of the Loan Parties and their Restricted Subsidiaries (as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, and to enter into certain asset and stock-based transactions. In addition, under the terms of the Credit Agreement, the Loan Parties shall not be permitted to exceed the maximum senior net leverage ratio of 4.75 to 1.00, determined in accordance with the terms of the Credit Agreement, as of the last day of any fiscal quarter. In the event that the Borrower fails to comply with the financial covenant, the Company will have the option to make certain equity contributions, directly or indirectly, to cure any non-compliance with such covenant, subject to certain other conditions and limitations set forth therein.

Interest on the Term Loan and borrowings under the Revolver are each expected to bear interest at a rate of LIBOR (or a similar index for foreign currency borrowings) plus a margin that is equal to 200 basis points, reducing to 175 basis points to the extent the Loan Parties' senior net leverage ratio for the most recent fiscal quarter is less than or equal to 2.50 to 1.00, with a LIBOR floor of 0%. The applicable margin in based on a pricing grid and is subject to reduction from the 200 basis point cap as leverage decreases.

Additionally, the Borrower will be required to pay the following fees pursuant to the terms of the Credit Agreement: (a) a commitment fee on the average daily unused portion of the revolving credit commitments under the Revolver of 35 basis points per annum with one step down to 25 basis points based on a pricing grid, (b) a customary administrative agent fee to the first lien administrative agent, (c) a participation fee on the daily amount of letter of credit exposure of each letter of credit issued by each issuing bank at a rate equal to the margin otherwise applicable to LIBOR rate loans and (d) a fronting fee which shall accrue at 12.5 basis points on the actual daily amounts of the exposure determined in the prior subsection (c).

Any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without premium or penalty other than customary breakage costs, and any amounts repaid may be reborrowed, subject to certain notice, denomination and priority requirements. The Credit Agreement will require the Borrower to prepay, subject to certain exceptions, the Term Loan with certain net proceeds, subject to certain exceptions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Simultaneously with its entry into the Credit Agreement, the Borrower used borrowings from the Term Loan and proceeds from its initial public offering to terminate and repay in full all outstanding indebtedness under its Third Amended and Restated Credit Agreement, dated July 27, 2020 (the “Existing Facility”) with Healthcare Financial Solutions, LLC, as administrative agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

As previously reported, the Company entered into an Underwriting Agreement, dated March 3, 2021 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC and Citigroup, as representatives (the “Representatives”) of the several underwriters identified therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 16,666,667 shares of its Common Stock. The Underwriters were granted a 30-day option to purchase up to an additional 2,500,000 shares of Common Stock from the Company under the Underwriting Agreement. On March 9, 2020, the Underwriters exercised the option to purchase 2,329,234 shares of Common Stock (the “Additional Shares”). The issuance and sale of the Additional Shares occurred on March 12, 2021. The offering was made pursuant to a registration statement the Company filed with the Securities and Exchange Commission that became effective on March 3, 2021 (File No. 333-252853 ). This description is qualified in its entirety by reference to the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Credit Agreement, dated as of March 8, 2021, by and among Total Community Options, Inc., the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto.

99.1	Press Release dated March 12, 2021.

* Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVAGE HOLDING CORP.
Date: March 12, 2021	By:	/s/ Barbara Gutierrez
	Name:	Barbara Gutierrez
	Title:	Chief Financial Officer